UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2024

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street Suite 500 Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Amendment of Certificate of Incorporation

On June 7, 2024, Cara Therapeutics, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate”) with the Secretary of State of the State of Delaware. The Company’s board of directors and stockholders previously approved the Certificate, which increases the authorized shares of common stock of the Company from 100,000,000 shares to 200,000,000 shares. The Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2024, the Company held its Annual Meeting of Stockholders (“Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the five proposals set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 22, 2024.

Proposal 1 - Election of Directors

Dr. Susan Shiff and Ms. Helen M. Boudreau were each elected to serve as a director of the Company’s Board of Directors until the 2027 Annual Meeting of Stockholders and until their successor is duly elected or until their earlier resignation or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Susan Shiff, Ph.D.	20,753,354	6,256,188	12,814,548
Helen M. Boudreau	26,317,774	691,768	12,814,548

Proposal 2 - Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,277,985	10,660,228	71,329	12,814,548

Proposal 3 - Ratification of the Selection of Independent Registered Public Accounting Firm

The stockholders ratified the selection by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,560,082	188,261	75,747	0

Proposal No. 4 – Increase the Authorized Shares of Common Stock

The stockholders approved the amendment of the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,799,337	2,931,128	93,625	0

Proposal No. 5 – A Series of Alternate Amendments to Effect a Reverse Stock Split and Effect a Proportionate Reduction in the Total Number of Authorized Shares of Common Stock

The stockholders approved series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation, each of which would effect, at the option of the Company’s Board of Directors, a reverse stock split of all issued and outstanding shares of the Company’s common stock, at a ratio ranging from one-for-four (1:4) to one-for-twelve (1:12), inclusive and a corresponding proportionate reduction in the total number of authorized shares of the Company’s common stock, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors prior to the date of the 2025 Annual Meeting of Stockholders, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,402,816	2,269,731	151,543	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Cara Therapeutics, Inc.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ RYAN MAYNARD
Ryan Maynard
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: June 7, 2024